UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2017

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Newport Center Drive, 12th Floor Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (949) 480-8300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 15, 2016, Acacia Research Corporation, a Delaware corporation (“Acacia”), entered into an Investment Agreement with Veritone, Inc., a Delaware corporation (“Veritone”), that provides for Acacia to invest up to $50 million in Veritone, consisting of both debt and equity components. Pursuant to the Investment Agreement, on August 15, 2016, Veritone issued to Acacia a Secured Promissory Note (the “Note”) pursuant to which Acacia may lend to Veritone up to $20 million through two $10 million advances, each bearing interest at the rate of 6.0% per annum. On August 15, 2016, Veritone borrowed $10 million from Acacia (the “First Loan”), which initially had a one-year term, and, on November 25, 2016, Veritone borrowed the remaining $10 million (the “Second Loan”), which also had a one-year term from the date of issuance. Upon Veritone’s borrowing of the Second Loan, the maturity date of the First Loan was automatically extended to the maturity date of the Second Loan, with both the First Loan and the Second Loan becoming due and payable on November 25, 2017. Veritone’s obligations under the Note are secured by substantially all of the assets of Veritone pursuant to a Security Agreement dated August 15, 2016, which was amended and restated on March 15, 2017. At or immediately prior to the closing of an initial public offering of common stock of Veritone, all outstanding amounts of principal and accrued interest under the Note will automatically convert into shares of common stock of Veritone at a conversion price per share equal to the lesser of (i) $8.1653 and (ii) the initial public offering price per share of common stock of Veritone.
Pursuant to the Investment Agreement, Veritone issued to Acacia a five-year warrant (the “Primary Warrant”) to purchase up to a number of shares of common stock of Veritone determined by dividing $50 million, less all converted amounts or payments under the Note (including interest accrued thereon), by an exercise price per share ranging from $7.9817 to $8.2394, with the actual exercise price per share to be determined by the amount of principal and accrued interest under the Note that is converted into shares of common stock of Veritone. Immediately following the exercise of the Primary Warrant, Veritone will issue to Acacia a warrant (the “10% Warrant”) that provides for the issuance of additional shares of common stock of Veritone at an exercise price per share equal to the lower of $8.1653 or the initial public offering price per share of common stock of Veritone, with 50% of the shares underlying the 10% Warrant vesting as of the issuance date of the 10% Warrant and the remaining 50% of the shares vesting on the first anniversary of the issuance date of the 10% Warrant.
In addition, (a) in conjunction with the First Loan, Veritone issued to Acacia a four-year warrant to purchase a number of shares of common stock of Veritone determined by dividing $700,000 by an exercise price per share ranging from $4.85 to $8.2394, and (b) in conjunction with the Second Loan, Veritone issued to Acacia two additional four-year warrants, each to purchase a number of shares of common stock of Veritone determined by dividing $700,000 by an exercise price per share ranging from $4.85 to $8.2394, with the actual exercise prices of the foregoing warrants to be determined by the type and/or valuation of future equity financings of Veritone (collectively, the “Secondary Warrants”).
On March 15, 2017, Acacia and Veritone amended the terms of the Primary Warrant to provide that, upon the closing of the initial public offering of common stock of Veritone, the Primary Warrant will be automatically exercised in full at an exercise price per share equal to the lower of (i) $8.1653 and (ii) the initial public offering price per share of common stock of Veritone. On March 15, 2017, in connection with the amendment of the Primary Warrant, Acacia and Veritone also amended the Secondary Warrants to provide that the exercise prices thereof shall be equal to the lower of (i) $8.1653 and (ii) the initial public offering price per share of common stock of Veritone.
The foregoing descriptions of the Investment Agreement, the Note, the Primary Warrant, the 10% Warrant, the Secondary Warrants and related transactions do not purport to be complete and are qualified in their entirety by reference to the full text of the Investment Agreement, the Note, the Primary Warrant, the 10% Warrant and the Secondary Warrants, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Investment Agreement dated August 15, 2016 between Acacia Research Corporation and Veritone, Inc.
10.2	Secured Promissory Note dated August 15, 2016 issued by Veritone, Inc. to Acacia Research Corporation
10.3	Primary Common Stock Purchase Warrant dated August 15, 2016 issued by Veritone, Inc. to Acacia Research Corporation, together with form of 10% Warrant to Purchase Common Stock
10.4	Common Stock Purchase Warrant dated August 15, 2016 issued by Veritone, Inc. to Acacia Research Corporation
10.5	Common Stock Purchase Warrant dated November 25, 2016 issued by Veritone, Inc. to Acacia Research Corporation
10.6	Common Stock Purchase Warrant dated November 25, 2016 issued by Veritone, Inc. to Acacia Research Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    March 16, 2017                ACACIA RESEARCH CORPORATION

By:    /s/ Edward Treska
Senior Vice President, General Counsel and Secretary